Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-261604 on Form S-8 of Crescent Energy Company of our report dated July 23, 2021, relating to the financial statements of Independence Energy LLC, appearing in this Current Report on Form 8-K/A dated December 17, 2021.

/s/ Deloitte & Touche LLP

Houston, Texas

December 17, 2021